UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Pride Lane SW, Decatur, AL 35603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LAKE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 6, 2021, the board of directors of Lakeland Industries, Inc. (the “Company”) authorized an increase in the Company’s current stock repurchase program under which the Company may repurchase up to an additional $5,000,000 of its outstanding common stock. The repurchases will be made through open market purchases at prevailing market prices or in privately negotiated transactions in such a manner as will comply with the Securities Exchange Act of 1934, as amended, and other applicable laws. Repurchases will be made from time to time at the Company’s discretion depending on market conditions, share price and availability and other factors. The repurchase program may be suspended or discontinued by the Company at any time without prior notice.

On July 7, 2021, the Company issued a press release announcing the above-detailed change. The press release issued by the Company in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated July 7, 2021
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President & Secretary

Date: July 7, 2021

3